Exhibit 24.1

INTERNATIONAL BUSINESS MACHINES CORPORATION
New Orchard Road
Armonk, NY 10504

                                                        July 31, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as any employee of International Business Machines Corporation
(IBM) designated in writing by the Secretary of IBM, to sign on my behalf as a member of the Board of Directors of IBM, pursuant to the Securities
Exchange Act of 1934 (the Act), any Securities and Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, Form 5, or Form 144 under the
Act.
                A. Bonzani                __________/s/___________________

                D. Cummins                __________/s/___________________

                C. B. Gregory                __________/s/___________________

                M. Sladek                __________/s/___________________

This authorization shall remain in effect for as long as I remain a member of the IBM Board of Directors.
                                                        Very truly yours,

                                                           /s/

                                                        William R. Brody

cc:  New York Stock Exchange

2Brody SEC letter.lwp 5/30/07